Exhibit 99.1

Nakamoto Reports Third Quarter 2026 Financial and Operating Results

New Launches Across Media, Asset Management, and Events Broaden Operating Reach

Extends Kraken Facility Maturity; No Scheduled Principal Due in 2026

NASHVILLE, Tenn.—(BUSINESS WIRE)—Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), a Bitcoin company that owns and operates a portfolio of Bitcoin-native enterprises, today announced its financial and operating results for the third quarter ended September 30, 2026.

David Bailey, Chairman and Chief Executive Officer of Nakamoto, said, “We spent the third quarter building. We launched Bitcoin Magazine TV to add year-round sponsorship revenue, took UTXO into structured credit, and held Bitcoin Asia in Hong Kong. We also announced Intelligence 2027, our first event built around AI. i27 takes our events business behind The Bitcoin Conference into the intersection between AI, investment, enterprise adoption and policy.

“We are doing this work while Bitcoin trades well below its highs. Markets move in cycles, and we are building Nakamoto to perform through all of them, by extending our debt maturities and building operating businesses that earn revenue beyond our Bitcoin holdings. We are confident that these initiatives and our selective approach to deploying capital will help us drive sustainable earnings and long-term shareholder value.”

Q3 2026 Financial Highlights

●	Total operating revenue of $(1.9) million, including $3.9 million from the Company’s operating businesses and $(5.8) million of net derivative revenue, as the rise in the price of Bitcoin reduced the value of the Company’s derivative positions.
●	GAAP operating income of $91.9 million, primarily reflecting a $110.4 million gain on the change in fair value of digital assets.
●	Net income of $85.5 million, or $4.07 per diluted share.
●	Adjusted operating loss of $15.8 million, which includes net derivative revenue and excludes changes in the fair value of digital assets.
●	Held 4,283 Bitcoin at September 30, 2026, with an aggregate fair value of $357.9 million.
●	Subsequent to quarter end, on November 11, 2026, the Company extended the maturity of 60.0 million USDT of its 165.0 million USDT Kraken loan facility from December 4, 2026 to December 4, 2027. The remaining 105.0 million USDT continues to mature on June 30, 2027.

Q3 2026 Operational Highlights

BTC Inc.

●	Launched Bitcoin Magazine TV (“BMTV”) on September 14, expanding the Company’s media business into daily live coverage of Bitcoin, global markets, macroeconomics, geopolitics and AI, and adding year-round sponsorship inventory.
●	Held Bitcoin Asia 2026 in Hong Kong on August 27–28. The conference brought the Company’s events platform to an audience of investors, businesses, developers, and policymakers across the region.
●	Extended institutional programming to Hong Kong through the announced Deal Day and Bitcoin for Corporations Symposium formats.
●	Announced Intelligence 2027 (“i27”), our inaugural event catering to the intersection between AI development, investment, enterprise adoption and policy. The event is scheduled for April 22–23, 2027, at the Palace of Fine Arts in San Francisco.

UTXO Management GP, LLC (“UTXO”)

●	Launched UTXO Preferred Income Strategies LP on July 1, 2026, following its formation announcement in April, expanding UTXO’s investment capabilities into structured credit. UTXO Preferred Income Strategies, LP invests primarily in preferred securities issued by publicly traded companies that hold Bitcoin. It has a Senior Class, which is allocated profits first up to a preferred return, and a Junior Class, which receives the remaining profits and bears losses first.
●	Enhanced its research offerings with the publication of The Digital Credit Primer in July and The Bitcoin Treasury Company Primer in August, providing analysis of Bitcoin-linked preferred securities, corporate treasury strategies and capital structures.
●	As of September 30, 2026, UTXO managed approximately $118 million in assets.

Q3 2026 Financial Summary and Segment Results

($ in thousands)	For the Three Months Ended September 30,
	2026	2025
Total operating revenues	$(1,929)	$-
Operating income (loss) (GAAP)	91,923	(29,755)
Adjusted operating loss (non-GAAP)	(15,806)	(3,711)

Media & Information Services

●	Revenue was $3.8 million, including $2.5 million of third-party revenue from Bitcoin Asia 2026. Operating loss was $5.6 million and adjusted operating loss was $2.9 million.

Asset Management

●	Revenue was $0.5 million. Operating loss was $1.7 million and adjusted operating loss was $1.0 million.

Bitcoin Operations

●	Net derivative revenue was $(5.8) million, including approximately $(3.0) million from protective strategies that mitigate a portion of the Company’s downside exposure to Bitcoin and $(2.7) million from strategies that capture income from the volatility of Bitcoin.
●	The net derivative loss reflects the rise in the price of Bitcoin during the quarter, which impacted the value of the Company’s derivative positions.

○	The approximately $2.7 million loss from strategies that capture income from the volatility of Bitcoin predominantly reflects unrealized losses on call options sold that had not yet expired as of September 30, 2026, with strike prices above the price of Bitcoin on that date.
○	The approximately $3.0 million loss is from protective strategies which remain in place as of the end of the quarter and are designed to hedge the balance sheet in the event of downside scenarios. These positions can produce losses in periods of sharp Bitcoin price appreciation and gains if Bitcoin declines in price.
○	In the quarter, the $5.8 million net derivatives loss compared with a $110.3 million gain on the Company’s Bitcoin holdings.

●	Results included a $110.3 million gain from changes in the fair value of Bitcoin holdings, as the price of Bitcoin increased from $58,532 at June 30, 2026 to $83,565 at September 30, 2026, and a $1.8 million gain on strategic investments.
●	Operating income was $105.6 million and adjusted operating loss was $6.5 million, including $(5.8) million of net derivative revenue.

Discontinued Operations

●	Healthcare operations closed during the second quarter of 2026, and current and prior-year healthcare results are presented in discontinued operations. Loss from discontinued operations was $0.3 million for the third quarter of 2026.

Balance Sheet and Liquidity

On September 30, 2026, Nakamoto held 4,283 Bitcoin with an aggregate fair value of approximately $357.9 million. Of these, 3,030 Bitcoin were pledged as collateral for the Company’s notes payable and 1,253 were unencumbered.

As of September 30, 2026, Nakamoto had a Net Leverage – Digital Assets Ratio of 41%, cash and cash equivalents of $19.4 million, and total debt of $164.9 million.

On November 11, 2026, the Company amended its 165.0 million USDT loan facility with Kraken to extend the maturity of 60.0 million USDT from December 4, 2026, to December 4, 2027. Following the amendment, 105.0 million USDT matures on June 30, 2027, and 60.0 million USDT matures on December 4, 2027, leaving no scheduled principal due in 2026. The amendment also allows the net value of the Company’s derivative positions held in the collateral account to count toward the facility’s margin requirements.

As of September 30, 2026, the Company’s enterprise value was $319.0 million, calculated as market capitalization of $173.6 million based on common shares outstanding and the Company’s stock price of $9.46, plus notes payable of $164.9 million, less cash and cash equivalents of $19.4 million.

As of September 30, 2026, Nakamoto’s shares outstanding were 18,346,473 and fully diluted shares outstanding were 23,099,471.

About Nakamoto Inc.

Nakamoto Inc. (NASDAQ: NAKA) is a Bitcoin company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media & information services, asset management & financial services, and consulting & advisory services. Nakamoto is the parent company of BTC Inc, the world’s leading Bitcoin media enterprise behind Bitcoin Magazine, The Bitcoin Conference, and Bitcoin for Corporations, and of UTXO Management, a Bitcoin-native asset manager focused on public and private market investments across the Bitcoin ecosystem. For more information, visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof. However, the absence of these words does not mean that the statements are not forward-looking.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the anticipated benefits, synergies, and strategic impact of the acquisitions of BTC Inc. and UTXO Management; the integration of acquired businesses and expected integration costs and timelines; the Company’s Bitcoin treasury and asset management strategy, including the deployment and management of its Bitcoin holdings; the Company’s Bitcoin derivatives program, including the expected generation of yield on treasury assets, capital efficiency, and the effectiveness of hedging strategies; capital allocation plans; the timing, manner, amount and completion of repurchases, if any, under the Company’s 2026 Repurchase Program; any remaining costs or liabilities associated with the closure of our legacy healthcare operations; the development, launch and monetization of new initiatives, including Bitcoin Magazine TV, UTXO Preferred Income Strategies LP and other investment products, and Intelligence 2027 and other future events; expectations regarding the scaling of operating businesses and expansion of revenue opportunities; the Company’s financial outlook, strategic initiatives, business plans, and growth strategies; and anticipated operational performance for future periods. These forward-looking statements are inherently uncertain and involve numerous assumptions and risks. Factors that could cause actual results to differ materially from those projected include, but are not limited to: (i) the volatility of Bitcoin prices and its impact on the Company’s financial results, including mark-to-market gains and losses on Bitcoin holdings; (ii) the acquisitions of BTC Inc. and UTXO Management may not provide the anticipated benefits, including the inability of the acquired businesses to maintain or grow their current levels of earnings, the Company’s inability to successfully realize cross-selling opportunities, or difficulties and unanticipated costs relating to integration; (iii) risks related to the Company’s existing indebtedness, including near-term debt maturities and our ability to repay or refinance them, collateral-maintenance requirements, the risk of margin or collateral calls and forced liquidation of pledged Bitcoin, covenant compliance, and cross-default risk; (iv) the performance of the Company’s Bitcoin derivatives strategy and the risk that hedging or income strategies do not perform as expected, including losses on derivative positions during periods of significant movement in the price of Bitcoin; (v) the Company’s ability to successfully launch, scale and monetize new initiatives, including new media offerings, investment products and events; (vi) regulatory developments affecting digital assets and the Company’s business operations; (vii) the Company’s continued listing on The Nasdaq Stock Market LLC, including the minimum bid price and the reverse stock split; (viii) other important factors detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that are filed, or will be filed, with the SEC and that are or will be available on the Company’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov.

All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, including interests in any UTXO fund, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures consisting of adjusted operating income (loss), net debt, Net Leverage – Digital Assets Ratio and fully diluted shares outstanding. We define adjusted operating income (loss) as operating income (loss) excluding the change in fair value of digital assets, impairment of goodwill, gains and losses on investments, depreciation and amortization, transaction-related compensation and transaction-related general and administrative expenses (“adjusted operating income (loss)”). Management uses adjusted operating income (loss) to assess the operating results of our businesses without the effects of changes in the fair value of our digital asset holdings, goodwill impairment, gains and losses on investments, depreciation and amortization and transaction-related items, and believes it is useful to investors for that purpose. Adjusted operating income (loss) excludes changes in the fair value of our digital asset holdings and gains and losses on investments but includes derivative revenue, which itself may be affected by movements in the price of Bitcoin. We define fully diluted shares outstanding as common shares outstanding and all options, warrants, holdback shares for the BTC Inc. and UTXO Management acquisitions, restricted stock units and shares to be issued upon delivery of letters of transmittal from BTC Inc. stockholders (“fully diluted shares outstanding”). This period-end measure differs from the weighted-average diluted share count of 21.029 million used to calculate GAAP earnings per share for the third quarter of 2026. We define net debt as notes payable, net, less cash and cash equivalents, and Net Leverage – Digital Assets Ratio as net debt divided by digital assets. Management believes these measures are useful to investors in evaluating the Company’s leverage relative to its digital asset holdings. Non-GAAP financial measures are financial measures that are derived from consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial measures are subject to material limitations as they are not measurements prepared in accordance with GAAP, and are not a substitute for such measurements. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past and future financial performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report adjusted operating income (loss) and fully diluted shares outstanding, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures.

Contacts

Media

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com

Statement of Operations

(In thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited)	2026	2025	2026	2025

Operating revenues:
Media	$2,886	$-	$27,350	$-
Advisory	488	-	1,928	-
Asset management	482	-	1,157	-
Derivative	(5,785)	-	5,704	-
Total operating revenues	(1,929)	-	36,139	-

Operating expenses:
Cost of revenue	2,103	-	17,464	-
Compensation	8,507	4,028	24,606	4,028
General and administrative	4,141	3,009	18,389	3,009
Depreciation and amortization	2,302	-	5,831	-
Impairment of goodwill	-	-	105,176	-
(Gain) loss on change in fair value of digital assets	(110,381)	23,648	40,815	23,648
(Gain) loss on investments	(524)	(930)	6,576	(930)
Total operating (income) expenses	(93,852)	29,755	218,857	29,755

Operating income (loss)	91,923	(29,755)	(182,718)	(29,755)

Non-operating income (expense):
Other income, net	48	(111)	325	(111)
Interest expense	(3,387)	-	(11,623)	-
Loss on acquisition of Nakamoto Holdings	-	(59,754)	-	(59,754)
Loss on extinguishment of debt	-	(14,454)	-	(14,454)
Change in fair value of call option asset - related party	-	21,845	(107,744)	21,845
Total non-operating income (expense)	(3,339)	(52,474)	(119,042)	(52,474)

Net income (loss) from continuing operations before (provision for) benefit from income taxes	88,584	(82,229)	(301,760)	(82,229)
(Provision for) benefit from income taxes	(2,772)	-	18,652	-
Net income (loss) from continuing operations	85,812	(82,229)	(283,108)	(82,229)
Net loss from discontinued operations	(265)	(3,807)	(3,118)	(7,259)
Net income (loss)	$85,547	$(86,036)	$(286,226)	$(89,488)

Basic earnings per common share:
Net income (loss) from continuing operations	$4.26	$(16.20)	$(15.14)	$(45.53)
Net loss from discontinued operations	$(0.01)	$(0.75)	$(0.17)	$(4.02)
Net income (loss)	$4.25	$(16.95)	$(15.31)	$(49.55)

Diluted earnings per common share:
Net income (loss) from continuing operations	$4.08	$(16.20)	$(15.14)	$(45.53)
Net loss from discontinued operations	$(0.01)	$(0.75)	$(0.17)	$(4.02)
Net income (loss)	$4.07	$(16.95)	$(15.31)	$(49.55)

Weighted average shares outstanding - basic	20,138	5,077	18,699	1,806
Weighted average shares outstanding - diluted	21,029	5,077	18,699	1,806

All share and per-share amounts reflect the 1-for-40 reverse stock split effected on May 22, 2026. The 2026 results include BTC Inc. and UTXO from February 20, 2026, while 2025 continuing-operations results begin on August 14, 2025; accordingly, the periods are not directly comparable.

Segments

($ in thousands)	For the Three Months Ended September 30, 2026
	Media & Information Services	Asset Management	Bitcoin Operations	Other	Eliminations	Total
Operating revenues:
Media	$3,365	$-	$-	$-	$(479)	$2,886
Advisory	459	-	-	37	(8)	488
Asset management	-	482	-	-	-	482
Derivative	-	-	(5,785)	-	-	(5,785)
Total operating revenues	3,824	482	(5,785)	37	(487)	(1,929)

Operating expenses:
Cost of revenue	1,988	-	115	-	-	2,103
Compensation	3,664	926	475	3,442	-	8,507
General and administrative	1,024	518	117	2,969	(487)	4,141
Depreciation and amortization	1,515	787	-	-	-	2,302
(Gain) loss on change in fair value of digital assets	(121)	-	(110,260)	-	-	(110,381)
(Gain) loss on investments	1,323	-	(1,847)	-	-	(524)
Total operating (income) expenses	9,393	2,231	(111,400)	6,411	(487)	(93,852)

Operating income (loss) (GAAP)	$(5,569)	$(1,749)	$105,615	$(6,374)	$-	$91,923

Adjustments
(Gain) loss on change in fair value of digital assets	(121)	-	(110,260)	-	-	(110,381)
(Gain) loss on investments	1,323	-	(1,847)	-	-	(524)
Depreciation and amortization	1,515	787	-	-	-	2,302
Transaction-related compensation	-	-	-	792	-	792
Transaction-related general and administrative	-	-	-	82	-	82
Total adjustments	2,717	787	(112,107)	874	-	(107,729)

Adjusted operating income (loss) (non-GAAP)	$(2,852)	$(962)	$(6,492)	$(5,500)	$-	$(15,806)

($ in thousands)	For the Three Months Ended September 30, 2025
	Media & Information Services	Asset Management	Bitcoin Operations	Other	Eliminations	Total
Operating revenues:
Media	$-	$-	$-	$-	$-	$-
Advisory	-	-	-	-	-	-
Asset management	-	-	-	-	-	-
Derivative	-	-	-	-	-	-
Total operating revenues	-	-	-	-	-	-

Operating expenses:
Cost of revenue	-	-	-	-	-	-
Compensation	-	-	232	3,796	-	4,028
General and administrative	-	-	182	2,827	-	3,009
Depreciation and amortization	-	-	-	-	-	-
(Gain) loss on change in fair value of digital assets	-	-	23,648	-	-	23,648
(Gain) loss on investments	-	-	(930)	-	-	(930)
Total operating expenses	-	-	23,132	6,623	-	29,755

Operating income (loss) (GAAP)	$-	$-	$(23,132)	$(6,623)	$-	$(29,755)

Adjustments
(Gain) loss on change in fair value of digital assets	-	-	23,648	-	-	23,648
(Gain) loss on investments	-	-	(930)	-	-	(930)
Transaction-related compensation	-	-	83	2,179	-	2,262
Transaction-related general and administrative	-	-	-	1,064	-	1,064
Total adjustments	-	-	22,801	3,243	-	26,044

Adjusted operating income (loss) (non-GAAP)	$-	$-	$(331)	$(3,380)	$-	$(3,711)

($ in thousands)	For the Nine Months Ended September 30, 2026
	Media & Information Services	Asset Management	Bitcoin Operations	Other	Eliminations	Total
Operating revenues:
Media	$28,270	$-	$-	$-	$(920)	$27,350
Advisory	1,529	-	-	407	(8)	1,928
Asset management	-	1,157	-	-	-	1,157
Derivative	-	-	5,704	-	-	5,704
Total operating revenues	29,799	1,157	5,704	407	(928)	36,139

Operating expenses:
Cost of revenue	16,708	-	756	-	-	17,464
Compensation	11,477	1,598	853	10,678	-	24,606
General and administrative	2,838	935	434	15,110	(928)	18,389
Depreciation and amortization	3,951	1,880	-	-	-	5,831
Impairment of goodwill	80,595	24,581	-	-	-	105,176
(Gain) loss on change in fair value of digital assets	(17)	-	40,832	-	-	40,815
(Gain) loss on investments	(1,624)	-	8,200	-	-	6,576
Total operating expenses	113,928	28,994	51,075	25,788	(928)	218,857

Operating income (loss) (GAAP)	$(84,129)	$(27,837)	$(45,371)	$(25,381)	$-	$(182,718)

Adjustments
Impairment of goodwill	80,595	24,581	-	-	-	105,176
(Gain) loss on change in fair value of digital assets	(17)	-	40,832	-	-	40,815
(Gain) loss on investments	(1,624)	-	8,200	-	-	6,576
Transaction-related general and administrative	-	-	-	6,143	-	6,143
Depreciation and amortization	3,951	1,880	-	-	-	5,831
Transaction-related compensation	-	-	10	2,471	-	2,481
Total adjustments	82,905	26,461	49,042	8,614	-	167,022

Adjusted operating income (loss) (non-GAAP)	$(1,224)	$(1,376)	$3,671	$(16,767)	$-	$(15,696)

($ in thousands)	For the Nine Months Ended September 30, 2025
	Media & Information Services	Asset Management	Bitcoin Operations	Other	Eliminations	Total
Operating revenues:
Media	$-	$-	$-	$-	$-	$-
Advisory	-	-	-	-	-	-
Asset management	-	-	-	-	-	-
Derivative	-	-	-	-	-	-
Total operating revenues	-	-	-	-	-	-

Operating expenses:
Cost of revenue	-	-	-	-	-	-
Compensation	-	-	232	3,796	-	4,028
General and administrative	-	-	182	2,827	-	3,009
Depreciation and amortization	-	-	-	-	-	-
Impairment of goodwill	-	-	-	-	-	-
(Gain) loss on change in fair value of digital assets	-	-	23,648	-	-	23,648
(Gain) loss on investments	-	-	(930)	-	-	(930)
Total operating expenses	-	-	23,132	6,623	-	29,755

Operating income (loss) (GAAP)	$-	$-	$(23,132)	$(6,623)	$-	$(29,755)

Adjustments
(Gain) loss on change in fair value of digital assets	-	-	23,648	-	-	23,648
(Gain) loss on investments	-	-	(930)	-	-	(930)
Transaction-related general and administrative	-	-	-	1,064	-	1,064
Transaction-related compensation	-	-	83	2,179	-	2,262
Total adjustments	-	-	22,801	3,243	-	26,044

Adjusted operating income (loss) (non-GAAP)	$-	$-	$(331)	$(3,380)	$-	$(3,711)

Net Leverage – Digital Assets Ratio

The following table provides the calculation of our Net Leverage – Digital Assets Ratio:

($ in thousands)	As of September 30, 2026
Net debt:
Notes payable, net	$164,872
Less cash and cash equivalents	(19,420)
Net debt	145,452

Digital assets	357,916

Net Leverage - Digital Assets Ratio	41%

As of September 30, 2026, 3,030 of our 4,283 Bitcoin are pledged as collateral for our note payable.

Reconciliation of Common Shares Outstanding to Fully Diluted Shares Outstanding

The following table reconciles common shares outstanding (GAAP) to fully diluted shares outstanding (non-GAAP):

As of September 30, 2026
Common Shares Outstanding (GAAP)	18,346,473
Options	2,099,434
Pre-Funded Warrants	1,092,624
Restricted Stock Units	817,289
Holdback Shares for BTC Inc and UTXO Acquisitions	682,625
Shares to be Issued Upon Letters of Transmittal	48,857
Cash Warrants - Tradeable	9,624
Cash Warrants - Non-Tradeable	2,545
Fully Diluted Shares Outstanding (non-GAAP)	23,099,471